KEYBANK NATIONAL ASSOCIATION ANNOUNCES REDEMPTION OF SENIOR BANK NOTES DUE JANUARY 26, 2026

CLEVELAND, November 25, 2025 /PRNewswire/ -- KeyCorp (NYSE:KEY) announced that its subsidiary, KeyBank National Association (the “Bank”), delivered a redemption notice to Deutsche Bank Trust Company Americas, as fiscal and paying agent, to redeem on December 29, 2025 (the “Redemption Date”) all of the Bank’s outstanding 4.700% Fixed Rate Senior Bank Notes due January 26, 2026 (CUSIP No. 49327M3G7) (the “Senior Bank Notes”), at a redemption price equal to 100% of the outstanding principal amount of the Senior Bank Notes plus accrued and unpaid interest to, but excluding, the Redemption Date.

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About KeyCorp
KeyCorp's roots trace back 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $187 billion at September 30, 2025.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "outlook," "goal," "objective," "plan," "expect," "anticipate," "intend," “may,” "project," "believe," "estimate," "potential," "contemplate," "explore," and other words of similar meaning. Forward-looking statements represent management's current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause KeyCorp's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2024, as well as in KeyCorp's subsequent filings with the Securities and Exchange Commission (SEC), all of which have been filed with the SEC and are available on KeyCorp's website (www.key.com/ir) and on the SEC’s website (www.sec.gov). Forward-looking statements speak only as of the date they are made and KeyCorp does not undertake any obligation to update the forward-looking statements to reflect new information or future events.

For more information contact:
Investor Relations: Brian Mauney, 216.689.0521, brian_mauney@keybank.com
Media: Susan Donlan, 216.471.3133, susan_e_donlan@keybank.com